UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2020

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2020, the Mohegan Tribal Gaming Authority d/b/a Mohegan Gaming & Entertainment (“MGE”) entered into a waiver (the “Waiver”) in respect of the indenture (the “Indenture”) governing its 7.875% Senior Notes due 2024 (the “Notes”), by and among MGE, The Mohegan Tribe of Indians of Connecticut, and U.S. Bank National Association, as trustee.

The Waiver waives any default or event of default that may occur with respect to the Notes under Section 6.01(j) of the Indenture that is the direct result of the cessation of gaming operations that commenced in March 2020 due to the recent global outbreak of a novel strain of coronavirus (COVID-19).

The summary of certain terms of the Waiver set forth above is qualified by reference to the full text of the Waiver, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. Reference is also made to the full text of the Indenture, which is filed as Exhibit 4.1 to MGE’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the Securities and Exchange Commission on December 20, 2019.

Item 8.01	Other Events.

On March 18, 2020, in order to ensure the health and safety of its employees, guests and the surrounding communities in which MGE operates, consistent with directives from various government bodies, MGE announced its decision to temporarily suspend operations at its North American owned, operated and managed properties. During these closures, MGE took steps to significantly reduce expenses to protect its financial position, including the implementation of significant reductions in variable operating expenses, furloughs of approximately 98% of its workforce, reduction in capital expenditures and suspension of growth investments, among other initiatives. In late May 2020, two of MGE’s managed properties, Paragon Casino Resort and ilani Casino Resort, reopened, and on June 1, 2020, MGE’s flagship property, Mohegan Sun Casino, partially reopened. Based on data that is currently available, the following information reflects estimated, preliminary operating trends for Mohegan Sun from its opening date on June 1, 2020 through June 14, 2020 compared to the same period in 2019:

•	Gaming revenues for Mohegan Sun since reopening (June 1, 2020 through June 14, 2020) increased approximately 10% compared to the prior year period;

•	Net revenues for Mohegan Sun since reopening (June 1, 2020 through June 14, 2020) declined approximately 20% compared to the prior year period;

•	Income from operations for Mohegan Sun since reopening (June 1, 2020 through June 14, 2020) increased approximately 15% compared to the prior year period;

•	Adjusted EBITDA for Mohegan Sun since reopening (June 1, 2020 through June 14, 2020) increased approximately 10% compared to the prior year period;

•	Operating margin for Mohegan Sun since reopening (June 1, 2020 through June 14, 2020) increased approximately 900 basis points compared to the prior year period; and

•	Adjusted EBITDA margin for Mohegan Sun since reopening (June 1, 2020 through June 14, 2020) increased approximately 1,000 basis points compared to the prior year period.

MOHEGAN SUN

ADJUSTED EBITDA RECONCILIATION

Reconciliation of Income from Operations to Adjusted EBITDA:

Reconciliation of income from operations, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA is shown below (in thousands, unaudited):

	For the Period June 1 through June 14
	2020	2019
Income from operations	$10,129	$8,908
Depreciation and amortization	2,741	2,873

Adjusted EBITDA	$12,870	$11,781

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this Current Report on Form 8-K represents income from operations before depreciation and amortization.

These trends are preliminary estimates only, based solely on currently available information relating to Mohegan Sun for the limited period from June 1, 2020 through June 14, 2020, and these trends may not continue at this property and may not recur at MGE’s other properties as they reopen, including as a result of varying levels of restrictions on operations imposed by governmental authorities, customer response and demand, the potential for authorities reimposing restrictions in response to continued developments with the COVID-19 pandemic and other events that could require new closures or delayed reopenings of MGE’s properties, and the other factors described under “Risk Factors” in MGE’s public filings. MGE does not intend to update interim results for its reopened properties or its other properties. In addition, these results are preliminary, based on management estimates, have not been reviewed by MGE’s auditors, or any other independent accounting firm, and are subject to change. MGE does not prepare monthly, property-level financials and MGE has not yet closed the financial records for its current fiscal quarter and, as a result, the information contained herein may not be indicative of final results for the period from June 1, 2020 through June 14, 2020 or indicative of the full fiscal quarter. As a result, this information constitutes forward-looking information and, therefore, this information is subject to risks and uncertainties, including possible adjustments and the risk factors highlighted under “Risk Factors” in MGE’s public filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Waiver, dated as of June 11, 2020, by and among The Mohegan Tribal Gaming Authority, The Mohegan Tribe of Indians of Connecticut, and U.S. Bank National Association, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY D/B/A
MOHEGAN GAMING & ENTERTAINMENT

Date: June 17, 2020	By:	/s/ Ralph James Gessner Jr.
Ralph James Gessner Jr.
Chairman, Management Board